Exhibit 10.5

                              EMPLOYMENT AGREEMENT


         This EMPLOYMENT AGREEMENT, effective as of August 22, 2005 (the "Effective Date") is entered into by and between KNOCKOUT HOLDINGS, INC., a Delaware corporation (the "Company"), DAVID MALONE of Chicago, Illinois ("Executive"), and JOHN BELLAMY of Chicago, Illinois ("Bellamy") and ISAAC HORTON of Raleigh, North Carolina ("Horton") (Bellamy and Horton are also herein sometimes individually referred to as a "Shareholder" and collectively as "Shareholders").

                                    RECITALS

         The Company and Executive desire to enter into an Employment Agreement setting forth the terms and conditions of Executive's employment with the Company; and Shareholders are shareholders of the Company and deem it to their financial benefit that Executive agrees to enter into this Employment Agreement.
                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the Company and Executive agree as follows:

                  1. Employment.

                           (a) Term. The Company hereby employs Executive to
serve as Chief Executive Officer. The term of employment shall be for a period of four (4) years ("Employment Period") to commence on the date hereof, unless earlier terminated as set forth herein.

                           (b) Duties and Responsibilities. Executive will be
reporting to the Board of Directors and be responsible for providing strategic leadership for the company by working with other management to establish long-range goals, strategies, plans and policies. Within the limitations established by the Bylaws of the Company, the Executive shall have each and all of the duties and responsibilities of that position and such other or different duties on behalf of the Company, as may be assigned from time to time by the Board of Directors.

                           (c) Location. The initial principal location at which
Executive shall perform services for the Company shall be 100 W. Whitehall Avenue, Northlake, Illinois 60164, provided, Executive, at his option, may perform the services hereunder at a dedicated office in New York, New York. Executive shall not be required to relocate outside of the Chicago Metropolitan Area.

                  2. Compensation.

                           (a) Base Salary. Executive shall be paid a base
salary ("Base Salary") at the annual rate of Two Hundred Forty Thousand ($240,000) Dollars per year, payable in bi-weekly installments consistent with Company's payroll practices. The annual Base Salary shall be reviewed on or before April 1 of each year by the Board of Directors of the Company, unless Executive's employment hereunder shall have been terminated earlier pursuant to this Agreement, to determine if such Base Salary should be increased for the following year in recognition of services to the Company.

                           (b) Bonus and Percentage Compensation. Executive
shall also be entitled to an annual bonus ("Bonus") during the Employment Period equal to fifty (50%) percent of Executive's Base Salary (pro-rated from the date of hire for the first calendar year), subject to certain Benchmarks as hereafter delivered being achieved by the Company for each year of the term hereof commencing January 1, 2006. No required Benchmark need be attained for the current year 2005. Said Benchmark applicable to each such year shall be determined by the mutual written agreement of the Executive and the Board of Directors of the Company on or before January 31 of each applicable year. Said Bonus shall be payable on or before thirty (30) days after the end of each calendar year or termination of Executive's employment, as applicable. In the event mutual written agreement as to the applicable required Benchmark for any applicable year is not reached as between Executive and the Board of Directors of the Company on or before January 31 of said applicable year, Executive shall have the right to terminate his said employment hereunder and shall not be deemed in default hereunder in such event.

                           Executive shall further be paid additional percentage
compensation ("Additional Percentage Compensation") of an amount equal to one and one-half (1.5%) percent of the Excess Gross Sales of the Company and its subsidiaries as hereinafter defined, as finally determined by the independent certified public accountants servicing the Company as follows:

                                                  Excess Gross Sales of
                  Period                          the Company shall be:

         From the Effective Date         Fifty (50%) percent of the Company's
         through December 31, 2005       Gross Sales for the calendar year 2005

         From January 1, 2006            The Company's Gross Sales for the
         through December 31, 2006       calendar year 2006 which shall be in
                                         excess of the Company's Gross Sales
                                         for the calendar year 2005

         From January 1, 2007            The Company's Gross Sales for the
         through December 31, 2007       calendar year 2007 which shall be in
                                         excess of the Company's Gross Sales
                                         for the calendar year 2006

         From January 1, 2008            The Company's Gross Sales for the
         through December 31, 2008       calendar year 2008 which shall be in
                                         excess of the Company's Gross Sales
                                         for the calendar year 2007

         From January 1, 2009            The Company's Gross Sales for the
         through August 22, 2009         period January 1, 2009 through August
                                         22, 2009 which shall be in excess of
                                         sixty (60%) percent of the Company's
                                         Gross Sales for the calendar year 2008

      Such Additional Percentage Compensation shall be paid on or before forty-five (45) days after each said calendar quarter during which Excess Gross Sales of the Company and its subsidiaries are achieved during said calendar quarter.


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

                           (c) Payment. Payment of all Base Salary and
Additional Percentage Compensation to Executive hereunder shall be made in accordance with the relevant Company policies in effect from time to time, including normal payroll practices, and shall be subject to all applicable employment and withholding taxes.

                  3. Other Employment Benefits.

                           (a) Business Expenses. Upon submission of itemized
expense statements in the manner specified by the Company, Executive shall be entitled to reimbursement for reasonable travel and other reasonable business expenses duly incurred by Executive in the performance of his duties under this Agreement.

                           (b) Benefit Plans. Executive shall be entitled to
participate in the Company's medical and dental plans, life and disability insurance plans and retirement plans pursuant to their terms and conditions. Executive shall be entitled to participate in any other benefit plan offered by the Company to its employees during the term of this Agreement. Nothing in this Agreement shall preclude the Company or any affiliate of the Company from terminating or amending any employee benefit plan or program from time to time. Notwithstanding the foregoing, and in addition thereto, Company shall provide Executive with and maintain during the term of Executive's employment, disability insurance coverage with a waiting period of no longer than ninety
(90) days and providing for full coverage equal to Executive's salary.

                           (c) Vacation. Executive shall be entitled to four (4)
weeks of vacation each year of full employment, exclusive of legal holidays, as long as the scheduling of Executive's vacation does not interfere with the Company's normal business operations.

                           (d) No Other Benefits. Executive understands and
acknowledges that the compensation specified in Sections 2 and 3 of this Agreement shall be in lieu of any and all other compensation, benefits and plans payable by the Company.

                  4. Stock Options.

                           (a) By the Company. In consideration of the execution
of this Agreement by Executive, Company agrees that it will adopt, within thirty
(30) days after (but not before) the first to occur of (i) June 30, 2006, or
(ii) the effectiveness of a Registration Statement filed on May 11, 2005, under Form SB-2 with the United States Securities and Exchange Commission in relation to the registration of shares of the Company, a Stock Option Plan (and will cause its shareholders to approve same within thirty (30) days from the date of adoption thereof) and hereby agrees that it will grant to Executive, at the request of Executive, the right and option (a "Stock Option") pursuant to said Stock Option Plan to acquire one million five hundred thousand (1,500,000) shares of the Common stock of the Company. Such option granted shall be treated, to the extent permitted, as an Incentive Stock Option under Section 422 of the Internal Revenue Code of 1986 (the "Code").

                                    (1) Said Stock Option shall vest immediately
                  in full.

                                    (2) The exercise price for the Stock Option
                  shall be the fair market value per share as of the date of grant of said Stock Option, and together with the number of


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

                  shares granted shall be adjusted appropriately for stock splits, stock dividends, and the like to reflect any changes which may occur from the Effective Date of this Agreement. Executive's execution of this Agreement shall be deemed full and completed performance by Executive to the Company for its agreement to grant the Stock Option above provided, which shall be deemed an independent and separate agreement, irrespective of whether this Employment Agreement is fully performed by Executive.

                           (b) By the Shareholders. In consideration of the
execution of this Agreement by Executive, the Shareholders hereby agree that, within thirty (30) days after, but not before, the first to occur of (i) June 30, 2006, or (ii) the effectiveness of a Registration Statement filed on May 11, 2005, under Form SB-2 with the United States Securities and Exchange Commission in relation to the registration of shares of the Company (but not before) they will grant to Executive, at the request of Executive, the right and option (an "Option") to acquire seven million (7,000,000) shares of the Common stock of the Company currently owned by Shareholders as hereinafter set forth. The Shareholders agree that the number of shares of the Company as to which each has agreed to grant an Option to Executive hereunder, is as follows:

                  Bellamy  5,284,088
                  Horton   1,715,912

                           Such Option granted shall be treated, to the extent
permitted, as an Incentive Stock Option under Section 422 of the Internal Revenue Code of 1986 (the "Code").

                                    (1) Said Option shall vest immediately in
                  full.

                                    (2) The exercise price for the Option shall
                  be the fair market value per share as of the date of the grant of said Option, and together with the number of shares granted shall be adjusted appropriately for stock splits, stock dividends, and the like to reflect any changes which may occur from the Effective Date of the Agreement. Executive's execution of this Agreement shall be deemed full and completed performance by Executive to the Shareholders for their Agreement to grant the Option above provided which shall be deemed an independent and separate agreement irrespective of whether this Employment Agreement is fully performed by Executive.

                           (c) Exercise. The Stock Option and the Option shall
be exercisable, in whole or in part, until the earlier of (i) ten (10) years from the date such option is granted or (ii) one hundred twenty (120) days after termination of Executive's employment with the Company, provided that, if as of the date of termination of Executive's employment, for any reason whatsoever, including, but not limited to death or disability of Executive, the Stock Option or Option has not yet then been granted, Executive shall have a period of one hundred twenty (120) days from the date said Option or Stock Option is granted as herein provided, to exercise said Option and/or Stock Option.

                           (d) Escrow and Security. To secure the obligation of
Shareholders hereunder, the Shareholders agree to deposit certificates representing, in the aggregate, seven million (7,000,000) shares of the issued and outstanding shares of the Company issued to the Shareholders (5,284,088 shares by Bellamy and 1,715,912 shares by Horton), with assignments separate from certificate duly endorsed in blank with Chicago Title and Trust Company (or another institutional escrowee acceptable to Executive if Chicago Title and Trust Company shall refuse to act), as escrowee for the benefit of the Executive pursuant to a separate escrow agreement in the form of Exhibit A to be executed by the parties concurrent herewith (the "Escrow Agreement"). The Company agrees


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

to pay all fees of the escrowee in connection with said Escrow Agreement and agrees the Executive shall have a security interest with respect to said shares so deposited to secure the performance of Shareholder's obligation under this Paragraph 4. The Option price for the respective shares to which the Option is exercised shall be paid to the Escrowee for the benefit of, and to be disbursed to, the Shareholders, as applicable.

                  5. Executive's Business Activities. Executive shall devote the substantial portion of his entire business time, attention and energy exclusively to the business and affairs of the Company and its affiliates, as its business and affairs now exist and as they hereafter may be changed. Executive may serve as a member of the Board of Directors of other organizations that do not compete with the Company, and may participate in other professional, civic, governmental organizations and activities that do not materially affect his ability to carry out his duties hereunder, subject to the approval of the Board of Directors with regard to service on Boards of Directors of for-profit corporations.

                  6. Termination of Employment.

                           (a) For Cause. Notwithstanding anything herein to the
contrary, the Company may terminate Executive's employment hereunder for cause for any one of the following reasons: (1) conviction of a felony, any act involving moral turpitude, or a misdemeanor where, as to any such acts, imprisonment is imposed, (2) commission of any act of theft, fraud, or dishonesty adversely involving the Company to a material extent, or falsification of any employment or Company records to a material extent, (3) Executive's failure or inability to repeatedly perform any reasonable assigned duties after written notice from the Company of, and a reasonable opportunity to cure (in any event, not less than thirty (30) days), such failure or inability,
(4) any material breach of this Agreement by Executive, which breach is not cured within thirty (30) days following written notice of such breach (which notice details the nature of said breach and the suggested method of curing same). Upon termination of Executive's employment with the Company for cause, the Company shall be under no further obligation to Executive, except to pay all accrued but unpaid compensation and accrued vacation to the date of termination thereof. In such event, Executive shall retain all rights to Stock Options and Options provided, or to be provided, hereunder.

                           (b) Without Cause. The Company may terminate
Executive's employment hereunder at any time without cause, provided, however, that Executive shall be entitled to severance pay in the amount equal to Executive's Base Salary for twelve (12) months and Additional Percentage Compensation for the then remainder of the term of the Employment Period and prorated Bonus to the date of such termination, said amounts to be paid within thirty (30) days of such termination, or with regard to Additional Percentage Compensation as determined. Termination without cause shall mean termination by the Company of the Executive for any reason other for cause as set forth in
Section 6(a), disability as set forth in Section 7, or death. In such event, Executive shall retain all rights to Stock Options and Options provided, or to be provided, hereunder.

                           (c) Resignation. Upon termination of employment,
Executive shall be deemed to have resigned from the Board of Directors of the Company if he is a director.

                           (d) Cooperation. After notice of termination,
Executive shall cooperate with the Company, as reasonably requested by the Company, to effect a transition of Executive's responsibilities and to ensure that the Company is aware of all matters being handled by Executive.


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

                  7. Disability of Executive. The Company may terminate this Agreement if Executive shall be permanently prevented from properly performing his essential duties hereunder with reasonable accommodation by reason of illness or other physical or mental incapacity for a period of more than [120] consecutive days (a "Disability"). Upon such termination, Executive shall be entitled to all accrued but unpaid Base Salary, Additional Percentage Compensation, prorated Bonus to the date of such disability, and vacation accrued to the date of Disability.

                  8. Death of Executive. In the event of the death of Executive during the Employment Period, the Company's obligations hereunder shall automatically cease and terminate; provided, however, that within 15 days the Company shall pay to Executive's heirs or personal representatives Executive's Base Salary, Additional Percentage Compensation, prorated Bonus, and accrued vacation accrued to the date of death.

                  9. Employment, Confidential Information and Invention Assignments. Executive is simultaneously executing a Employment, Confidential Information and Invention Assignment Agreement (the "Confidential Information and Invention Assignment Agreement"). The obligations under the Confidential Information and Invention Assignment Agreement shall survive termination of this Agreement for any reason.


                  10. Exclusive Employment. During employment with the Company, Executive will not do anything to compete with the Company's business. Executive will not enter into any agreement which conflicts with his duties or obligations to the Company. Executive will not during his employment or within one (1) year after it ends, without the Company's express written consent, directly or indirectly, solicit or encourage any employee, agent, independent contractor, supplier, customer, consultant or any other person or company to terminate or alter a relationship with the Company.

                  11. Assignment and Transfer. Executive's obligations under this Agreement shall not be transferred or delegated by Executive, and any purported transfer or delegation thereof shall be void. This Agreement shall inure to the benefit of, and be binding upon and enforceable by, any purchaser of substantially all of Company's assets, any corporate successor to Company or any assignee thereof and shall inure to the benefit of Executive's heirs and personal representatives.

                  12. No Inconsistent Obligations. Executive is aware of no obligations, legal or otherwise, inconsistent with the terms of this Agreement or with his undertaking employment with the Company. Executive will not disclose to the Company, or use, or induce the Company to use, any proprietary information or trade secrets of others. Executive represents and warrants that he or she has returned all property and confidential information belonging to all prior employers.

                  13. Miscellaneous.

                           (a) Governing Law. This Agreement shall be governed
by and construed in accordance with the laws of the State of Illinois without regard to conflict of law principles.

                           (b) Entire Agreement. This Agreement, [together with
the attached exhibits and the Confidential Information and Invention Assignment Agreement,] contains the entire agreement and understanding between the parties hereto and supersedes any prior or contemporaneous written or oral agreements,


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

representations and warranties between them respecting the subject matter hereof. (c) Amendment. This Agreement may be amended only by a writing signed by Executive and by a duly authorized representative of the Company.

                           (d) Severability. If any term, provision, covenant or
condition of this Agreement, or the application thereof to any person, place or circumstance, shall be held to be invalid, unenforceable or void, the remainder of this Agreement and such term, provision, covenant or condition as applied to other persons, places and circumstances shall remain in full force and effect.

                           (e) Construction. The headings and captions of this
Agreement are provided for convenience only and are intended to have no effect in construing or interpreting this Agreement. The language in all parts of this Agreement shall be in all cases construed according to its fair meaning and not strictly for or against the Company or Executive.

                           (f) Rights Cumulative. The rights and remedies
provided by this Agreement are cumulative, and the exercise of any right or remedy by either party hereto (or by its successor), whether pursuant to this Agreement, to any other agreement, or to law, shall not preclude or waive its right to exercise any or all other rights and remedies.

                           (g) Nonwaiver. No failure or neglect of either party
hereto in any instance to exercise any right, power or privilege hereunder or under law shall constitute a waiver of any other right, power or privilege or of the same right, power or privilege in any other instance. All waivers by either party hereto must be contained in a written instrument signed by the party to be charged and, in the case of the Company, by an officer of the Company (other than Executive) or other person duly authorized by the Company.

                           (h) Remedy for Breach. The parties hereto agree that,
in the event of breach or threatened breach of any covenants of Executive, the damage or imminent damage to the value and the goodwill of the Company's business shall be inestimable, and that therefore any remedy at law or in damages shall be inadequate. Accordingly, the parties hereto agree that the Company shall be entitled to injunctive relief against Executive in the event of any breach or threatened breach of any of such provisions by Executive, in addition to any other relief (including damages) available to the Company under this Agreement or under law.

                           (i) Notices. Any notice, request, consent or approval
required or permitted to be given under this Agreement or pursuant to law shall be sufficient if in writing, and if and when sent by certified or registered mail, with postage prepaid, to Executive's address (as set forth below) to Shareholders' addresses (as set forth below), or to the Company's principal office, as the case may be. Any party may change his or its address for notice by notice as herein provided.

                           (j) Assistance in Litigation. Executive shall, during
and after termination of employment, upon reasonable notice, furnish such information and proper assistance to the Company as may reasonably be required by the Company in connection with any litigation in which it or any of its subsidiaries or affiliates is, or may become a party; provided, however, that such assistance following termination shall be furnished at mutually agreeable times and for mutually agreeable compensation.

                           (k) Indemnification. The Company and the Shareholders
acknowledge that Executive has had no involvement in the operation of the Company prior to the Effective Date hereof and agree that Executive shall have no liability for any such acts of the Company prior to such Effective Date. The


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

Company shall indemnify the Executive to the fullest extent that would be permitted by law (including a payment of expenses in advance of final disposition of a proceeding) against all liability, losses, costs, charges and expenses whatsoever incurred or sustained by the Executive (including but not limited to any judgment entered by a court of law), in connection with any action, suit or proceeding to which the Executive may be made a party by reason of his being or having been an officer, employee or director of the Company, or serving as an officer, employee or director of any other entity or as a fiduciary of any benefit plan, at the request of the Company. The provisions of this Section 12(k) shall specifically survive the expiration or earlier termination of this Agreement. During the term of the Executive's employment and while potential liability exists after the termination of the Executive's employment, and except as below provided, the Company shall purchase and maintain directors and officers liability insurance with limits of coverage of not less than Three Million ($3,000,000) Dollars covering the Executive in accordance with the terms of such insurance to be the maximum extent of the coverage available for any Company officer or director; provided further that said coverage limit above provided shall be increased to not less than Five Million ($5,000,000) Dollars at such time as Executive determines that such additional insurance coverage is available and the Company has the financial ability to pay the cost of same.

                           (l) Arbitration. Any controversy, claim or dispute
arising out of or relating to this Agreement or the employment relationship, either during the existence of the employment relationship or afterwards, between the parties hereto, their assignees, their affiliates, their attorneys, or agents, shall be settled by arbitration in Chicago, Illinois. Such arbitration shall be conducted in accordance with the then prevailing commercial arbitration rules of the American Arbitration Association (but the arbitration shall be in front of an arbitrator appointed by JAMS/Endispute ("JAMS")), with the following exceptions if in conflict: (a) one arbitrator shall be chosen by JAMS; (b) each party to the arbitration will pay its pro rata share of the expenses and fees of the arbitrator(s), together with other expenses of the arbitration incurred or approved by the arbitrator(s); and (c) arbitration may proceed in the absence of any party if written notice (pursuant to the JAMS' rules and regulations) of the proceedings has been given to such party. The parties agree to abide by all decisions and awards rendered in such proceedings. Such decisions and awards rendered by the arbitrator shall be final and conclusive and may be entered in any court having jurisdiction thereof as a basis of judgment and of the issuance of execution for its collection. All such controversies, claims or disputes shall be settled in this manner in lieu of any action at law or equity; provided however, that nothing in this subsection shall be construed as precluding the Company from bringing an action for injunctive relief or other equitable relief or relief under the Confidential Information and Invention Assignment Agreement. The arbitrator shall not have the right to award punitive damages, consequential damages, lost profits or speculative damages to either party. The parties shall keep confidential the existence of the claim, controversy or disputes from third parties (other than the arbitrator), and the determination thereof, unless otherwise required by law or necessary for the business of the Company. The arbitrator(s) shall be required to follow applicable law. IF FOR ANY REASON THIS ARBITRATION CLAUSE BECOMES NOT APPLICABLE, THEN EACH PARTY, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AS TO ANY ISSUE RELATING HERETO IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER MATTER INVOLVING THE PARTIES HERETO.]


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

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date set forth below.

THE KNOCKOUT GROUP, INC.                     EXECUTIVE:


By: /s/ John Bellamy                         /s/ David Malone
    -------------------------------------    ----------------------------------
                                             David Malone
Name:  John Bellamy                          Address:
      -----------------------------------            --------------------------
Title:  Chairman
       ----------------------------------    ----------------------------------
Date:    August 22, 2005                     Date: August 22, 2005
      -----------------------------------          ----------------------------

SHAREHOLDERS:

/s/ John Bellamy
John Bellamy
Address:
        ------------------------------------

Date:    August 22, 2005
         -----------------------------------

/s/ Isaac Horton
Isaac Horton
Address:
        ------------------------------------

Date:    August 22, 2005
      --------------------------------------


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